Exhibit 8.1
[EMTH Letterhead]
                                                             , 2010
Boards of Directors
Home Federal Mutual Holding Company of Louisiana
Home Federal Bancorp, Inc. of Louisiana
Home Federal Bank
624 Market Street
Shreveport, Louisiana 71101
Gentlemen:
     You have requested our opinion regarding the material federal income tax consequences of the transactions that will occur pursuant to the Plan of Conversion and Reorganization (the “Plan”) of Home Federal Mutual Holding Company of Louisiana, a federally chartered mutual holding company (the “Mutual Holding Company”), Home Federal Bancorp, Inc. of Louisiana, a federally chartered mid-tier holding company (the “Mid-Tier Holding Company”), Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation recently organized to become the new holding company for Home Federal Bank (the “Holding Company”), and Home Federal Bank, a federally chartered stock savings association which is currently a wholly-owned subsidiary of the Mid-Tier Holding Company (the “Bank”). The transactions are described below.
     In connection with our opinion, we have relied upon the accuracy of the factual matters set forth in the following documents: (1) the Plan, (2) the registration statement filed by the Holding Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, and (3) the Application for Conversion on Form AC filed by the Mutual Holding Company with the Office of Thrift Supervision (the “OTS”). Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.
     We are also relying on certain representations as to factual matters provided to us by the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank as set forth in the certificates signed by authorized officers of each of the aforementioned entities and incorporated herein by reference.
     The opinion set forth herein is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations thereunder (the “Income Tax Regulations”), current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.
     We opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

Boards of Directors
                                                             , 2010

Description of Proposed Transactions
          The Bank is a federally chartered stock savings association headquartered in Shreveport, Louisiana. The Bank reorganized into the mutual holding company form of organization in 2005 by organizing a federally chartered, stock-form savings association known as Home Federal Savings and Loan Association (which later changed its corporate title to “Home Federal Bank”) as a wholly owned subsidiary of a newly formed federally chartered stock-form mid-tier holding company known as Home Federal Bancorp, Inc. of Louisiana. The Mid-Tier Holding Company simultaneously issued a majority interest of its common stock to a newly formed federally chartered mutual holding company known as Home Federal Mutual Holding Company of Louisiana, and sold a minority interest of its shares of common stock to certain depositors of the Bank and others in a public offering.
     The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company, and the Bank have adopted the Plan to provide for the conversion of the Mutual Holding Company from a federally chartered mutual holding company to the capital stock form of organization. A new Louisiana stock corporation, the Holding Company, was incorporated on 2010 as part of the Conversion and Reorganization and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will issue Holding Company Common Stock in the Conversion and Reorganization (as defined below).
     The Plan contemplates that each of the integrated transactions described below (collectively, the “Conversion and Reorganization”) will be undertaken pursuant to the Plan:
     (1) The Mid-Tier Holding Company shall establish the Holding Company as a first-tier stock subsidiary.
     (2) The Mutual Holding Company will convert to stock form (the “MHC Conversion”) and immediately thereafter merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company being the survivor thereof (the “MHC Merger”). The members of the Mutual Holding Company will automatically, without any further action on the part of the holders thereof, constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. The shares of the Mid-Tier Holding Company held by the Mutual Holding Company immediately prior to the MHC Merger will be cancelled.
     (3) Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company, with the Holding Company being the survivor thereof (the “Mid-Tier Holding Company Merger”). As part of the Mid-Tier Holding Company Merger, the liquidation interests in the Mid-Tier Holding Company constructively received by the members of the Mutual Holding Company in connection with the MHC Merger will automatically, without any further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account, and the shares of Mid-Tier Holding Company Common Stock held by Public Shareholders will be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.
     (4) Immediately after the Mid-Tier Holding Company Merger, the Holding Company will issue shares of Holding Company Common Stock in the Offering in accordance with the terms of the Plan.

Boards of Directors
                                                             , 2010

     (5) The Holding Company will contribute a portion of the net proceeds of the Offering to the Bank in exchange for Bank Common Stock and the Bank Liquidation Account.
     Following the Conversion and Reorganization, a Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 15 of the Plan, the initial balance of the Liquidation Account will be equal to the product of (a) the percentage of the outstanding shares of Mid-Tier Holding Company Common Stock owned by the Mutual Holding Company multiplied by (b) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final offering Prospectus utilized in the Offering plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion and Reorganization (excluding the ownership of Mid-Tier Holding Company Common Stock). Pursuant to Section 15 of the Plan, a Bank Liquidation Account will be established and maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to remain depositors of the Bank. The terms of the Liquidation Account and the Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are described in Section 15 of the Plan.
     All of the shares of Mid-Tier Holding Company Common Stock (other than shares owned by the Mutual Holding Company) outstanding immediately prior to the effective time of the Mid-Tier Holding Company Merger will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio, plus cash in lieu of fractional shares. Immediately following the Mid-Tier Holding Company Merger, additional shares of Holding Company Common Stock will be sold to depositors and former shareholders of the Bank and Mid-Tier Holding Company and to members of the public in the Offering.
     As a result of the Mid-Tier Holding Company Merger and the MHC Merger, the Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion and Reorganization.
     The stockholders of the Holding Company will be the former minority stockholders of the Mid-Tier Holding Company immediately prior to the Mid-Tier Holding Company Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock will be granted, in order of priority, to (i) depositors of the Bank who have account balances of $50.00 or more as of the close of business on June 30, 2009 (“Eligible Account Holders”), (ii) the Holding Company’s tax-qualified employee stock ownership plan, (iii) depositors of the Bank who have account balances of $50.00 or more as of the close of business on the Supplemental Eligibility Record Date (“Supplemental Eligible Account Holders”) and (iv) depositors of the Bank as of the Voting Record Date (other than Eligible Account Holders and Supplemental Eligible Account Holders). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.

Boards of Directors
                                                             , 2010

Opinions
     Based on the foregoing, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:
     MHC Conversion
          1. The MHC Conversion will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.
          2. The Mutual Holding Company will not recognize any gain or loss as a result of the MHC Conversion. (See Sections 361(a), 361(c) and 357(a) of the Code.)
          3. The basis of the assets of the Mutual Holding Company immediately following the MHC Conversion will be the same as the basis of such assets immediately prior to the MHC Conversion. (See Section 362(b) of the Code.)
          4. The holding period of the assets of the Mutual Holding Company immediately following the MHC Conversion will include the holding period of those assets immediately prior to the MHC Conversion. (See Section 1223(2) of the Code.)
          MHC Merger
          5. The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.
          6. The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (See Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)
          7. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the Mutual Holding Company’s members who are Eligible Account Holders or Supplemental Eligible Account Holders. (See Sections 361(a), 361(c), and 357(a) of the Internal Revenue Code.)
          8. No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer to the members of the Mutual Holding Company of liquidation interests in the Mid-Tier Holding Company. (See Section 1032(a) of the Internal Revenue Code.)
          9. Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (See Section 354(a) of the Internal Revenue Code.)

Boards of Directors
                                                             , 2010

          10. The basis of the assets of the Mutual Holding Company (other than the stock in the Mid-Tier Holding Company which will be cancelled) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the MHC Merger. (See Section 362(b) of the Internal Revenue Code.)
          11. The holding period of the assets of the Mutual Holding Company to be received by the Mid-Tier Holding Company in the MHC Merger will include the holding period of those assets in the hands of the Mutual Holding Company. (See Section 1223(2) of the Internal Revenue Code.)
          Mid-Tier Holding Company Merger
          12. The Mid-Tier Holding Company Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.
          13. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Holding Company Merger pursuant to which shares of Holding Company Common Stock will be received by the Public Shareholders of the Mid-Tier Holding Company in exchange for their Mid-Tier Holding Company Common Stock and Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account and Bank Liquidation Account in exchange for their liquidation interests in the Mid-Tier Holding Company. (See Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)
          14. No gain or loss will be recognized by the Holding Company upon its receipt of the assets of the Mid-Tier Holding Company in the Mid-Tier Holding Company Merger. (See Section 1032(a) of the Internal Revenue Code.)
          15. The basis of the assets of the Mid-Tier Holding Company (other than stock in the Bank) to be received by the Holding Company in the Mid-Tier Holding Company Merger will be the same as the basis of such assets in the hands of the Mid-Tier Holding Company immediately prior to the Mid-Tier Holding Company Merger. (See Section 362(b) of the Internal Revenue Code.)
          16. The holding period of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Holding Company Merger will include the holding period of those assets in the hands of the Mid-Tier Holding Company. (See Section 1223(2) of the Internal Revenue Code.)
          17. No gain or loss will be recognized by the Public Shareholders of the Mid-Tier Holding Company upon their exchange of Mid-Tier Holding Company Common Stock for Holding Company Common Stock in the Mid-Tier Holding Company Merger, except for cash paid in lieu of fractional shares. (See Section 354 of the Internal Revenue Code.)
          18. The payment of cash to Public Shareholders of the Mid-Tier Holding Company in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Mid-Tier Holding Company Merger and then redeemed by the Holding Company. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed

Boards of Directors
                                                             , 2010

under Section 302(a) of the Internal Revenue Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (See Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)
          19. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in the Mid-Tier Holding Company for interests in the Liquidation Account and Bank Liquidation Account. (See Section 354 of the Internal Revenue Code.)
          20. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (See Section 356(a) of the Internal Revenue Code.) It is more likely than not that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of their nontransferable subscriptions rights. (See Rev. Rul. 56-572, 1956-2 C.B. 182.)
          21. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of interests in the Bank Liquidation Account as of the effective date of the Conversion and Reorganization. (See Section 356(a) of the Internal Revenue Code.)
          22. It is more likely than not that the basis of Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (See Section 1012 of the Internal Revenue Code.)
          23. Each Public Shareholder’s holding period in his or her Holding Company Common Stock received in exchange for Mid-Tier Holding Company Common Stock will include the period during which the Mid-Tier Holding Company Common Stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (See Section 1223(1) of the Internal Revenue Code.)
          24. The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (See Section 1223(5) of the Internal Revenue Code.)
          25. No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for common stock sold in the Offering. (See Section 1032 of the Internal Revenue Code.)
          Our opinions under paragraphs 20 and 22 above are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering.

Boards of Directors
                                                             , 2010

We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from Feldman Financial Advisors, Inc. to you dated September 3, 2010 stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value. If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.
     Our opinion under paragraph 21 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) there is no history of any holder of an interest in a similar liquidation account receiving any payment attributable to the liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder (and corresponding amounts due under the Bank Liquidation Account) will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account. If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Holding Company Merger.
          In addition, we are relying on a letter from Feldman Financial Advisors, Inc. dated September 3, 2010, stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion and Reorganization. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value. If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion and Reorganization.
          We hereby consent to the filing of this opinion as an exhibit to each of the following documents: (a) the registration statement on Form S-1 (“Form S-1”) to be filed by the Holding Company with the Securities and Exchange Commission, (b) the Application for Conversion on Form AC to be filed by the Mutual Holding Company with the OTS (“Form AC”), and (c) the holding company application on Form H-(e)1-S to be filed by the Holding Company with the OTS (“Form H-(e)1-S”). We also consent to the references to our firm in the Prospectus which is part of the Form S-1, the Form AC and the Form H-(e)1-S.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK, LLP

Gerald F. Heupel, Jr., a Partner